EXHIBIT 10.1

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

GOLD LAKES CORP.

Senior Demand Promissory Note

Face Amount: $49,163.86	May 16, 2016

FOR VALUE RECEIVED, the undersigned Gold Lakes Corp., a Nevada corporation (the "Borrower"), promises to pay to the order of Himmil Investments Ltd., its successors or assigns (the "Lender"), FORTY NINE THOUSAND ONE HUNDRED SIXTY THREE DOLLARS EIGHTY SIX CENTS ($49,163.86) (the "Face Amount"), in cash, by the earlier of (i) the date of issuance by the Borrower to the Lender of a senior convertible note in the original principal amount of $300,000 pursuant to that certain Securities Purchase Agreement, dated as of March 14, 2016 (the "SPA"), between the Borrower and the Lender in connection with the Additional Closing (as such term is defined in the SPA) (the "Maturity Date") and (ii) on demand ("Demand") in accordance with the terms hereof, together with interest, as provided herein.

Interest at the rate of twelve percent (12.00%) per annum, to be accrued until the Maturity Date or Demand is made, and any other amounts due hereunder are payable as set forth in Section 13 below. Interest shall be paid in cash at the Maturity Date, which includes the maturity on Demand at the option of the Lender. The Borrower will pay a minimum guaranteed interest of $5,899.66 on the Face Amount.

All payments due under this Note shall rank (i) pari passu to a senior convertible note in the original principal amount of $535,000 issued by the Borrower to the Lender on March 14, 2016 pursuant to the SPA and (ii) senior to all other existing and future unsecured indebtedness of the Borrower.

Section 1. Maturity. Subject to the redemption provisions contained herein, the Face Amount, along with the interest accrued thereon, shall be repaid in cash or stock at the Maturity Date, unless Demand is otherwise made prior to such Maturity Date.

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Section 2. Redemption. The Note may be redeemed at any time prior to Maturity at an amount equal to 118% of the outstanding principal amount plus any accrued and unpaid interest on this Note. The Redemption Premium (18%) shall be paid in cash.

Section 3. Demand. Lender can demand redemption any time after July 15, 2016. In order to demand the redemption, the Lender must give 10 days' written notice to the Borrower.

Section 4. Transferability. This Note and any of the rights granted hereunder are freely transferable or assigned by Lender, in whole or in part, in its sole discretion and without notice to the Borrower.

Section 5. Event of Default.

(a)  In the event that any one of the following events shall occur (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body), it shall be deemed an Event of Default:

(i) Any default in the payment of the principal of, interest on or other charges in respect of this Note, or any other note issued by the Borrower for the benefit of the Lender, including that certain senior convertible note in original principal amount of $535,000 issued to the Lender on May 16, 2016 (the "Convertible Note") pursuant to the SPA, in each case as and when the same shall become due and payable;

(ii) Borrower shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Note or the Convertible Note, or any other agreement between the Borrower and the Lender, including, without limitation, the SPA and the Note Purchase Agreement, dated as of May 16, 2016, by and between the Borrower and the Lender pursuant to which this Note is being issued (the "NPA");

(iii) There shall be a breach of any of the representations and warranties set forth in this Note, the Convertible Note, the SPA or the NPA;

(iv) the occurrence of any default under, redemption of or acceleration prior to maturity of an aggregate of any Indebtedness (as defined in the NPA) of the Company or any of its Subsidiaries (as defined in the NPA);

(v) any Event of Default (as defined in the Convertible Note) occurs with respect to the Convertible Note;

(vi) any Material Adverse Effect (as defined in the SPA) occurs;

(vii) any Change of Control (as defined in the SPA) occurs; or

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(viii) Borrower, shall commence, or there shall be commenced against Borrower any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or there is commenced against Borrower any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Borrower suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or Borrower makes a general assignment for the benefit of creditors; or Borrower shall fail to pay or shall state that it is unable to pay or shall be liable to pay, its debts as they become due or by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Borrower for the purpose of effecting any of the foregoing.

(b) Upon the occurrence of an Event of Default, the Lender shall give the Borrower notice of such occurrence, at which time the Borrower shall have five (5) business days from receipt of such notice to either cure such default or pay the outstanding amount of the Note, with any unpaid interest thereof, in full. In the event that full payment is not made upon the expiry of the five (5) day period, a default penalty equal to two percent (2%) of the Face Amount per month during the period of Default (the "Default Penalty"). Lender may then, at its sole discretion declare the entire then outstanding Face Amount of this Note together with any unpaid interest and the Default Penalty immediately due and payable (a "Default Declaration"), in which event the Lender may, at its sole discretion take any action it deems necessary to recover amounts due under this Note.

(c) Upon the occurrence of an Event of Default, the Lender shall be entitled to receive, in addition to the Face Amount of the Note, interest thereon and the Default Penalty, the Lender shall be entitled to recover all of its costs, fees (including without limitation, reasonable attorney's fees and disbursements), and expenses relating collection and enforcement Note, including all costs and expenses incurred by it in enforcing its rights under the Note and any transaction document entered into contemporaneously herewith.

(d) The failure of Lender to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance with respect to Lender or any subsequent holder. Lender need not provide and Borrower hereby waives any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. The remedies available to the Lender upon the occurrence of an Event of Default shall be cumulative.

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Section 6. Notices. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier as follows:

If to Lender, at:

Himmil Investments Ltd.

c/o Sable Trust Limited

4th Floor, Rodus Building, Road Reef

P.O. Box 765

Road Town, Tortola, British Virgin Islands

Fax: (284) 494-9474

Attention: Adrian McCoy

Or such other address as may be given to the Borrower from time to time

If to Borrower, at:

Gold Lakes Corp.

3401 Enterprise Parkway, Suite 340

Beachwood, Ohio 44122

Telephone Number: (216) 916-9303

Email: chris@goldlakes.com

Attention: Chris Vallos, President

Or such other address as may be given to the Lender from time to time

Section 7. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Borrower and the Lender that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth herein or therein or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provision of this Section 7 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Borrower and the Lender entered into in connection with this Note. To the extent permitted by applicable law, Borrower waives any right to assert the defense of usury.

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Section 8. Governing Law; Waiver of Jury Trial. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 9. Successors and Assigns. Subject to applicable securities laws, this Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of Borrower and the successors and assigns of Lender.

Section 10. Payment of Legal Fees. All costs of collection, including any legal fees associated with this Note will be paid by the Borrower.

Section 11. Amendment. This Note may be modified or amended or the provisions hereof waived only with the written consent of Lender and Borrower.

Section 12. Severability. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

Section 13. Currency; Payments. All dollar amounts referred to in this Note are in United States Dollars ("U.S. Dollars"), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.

Section 14. "Exchange Rate" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time). Whenever any payment of cash is to be made by the Borrower to any person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Borrower and sent via overnight courier service to such person at such address as previously provided to the Borrower in writing, provided that the Lender may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Borrower with prior written notice setting out such request and the Lender's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

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IN WITNESS WHEREOF, Borrower has caused this Demand Promissory Note to be duly authorized officer and/or such individual borrower as of the date first above indicated.

GOLD LAKES CORP.

By:	/s/ Christopher P. Vallos
Christopher P. Vallos
President

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